Exhibit 107

Calculation of Filing Fee Table

        S-3

(Form Type)

            Beacon Roofing Supply, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title(1)	Fee Calculation or Carry Forward Rule	Amount Registered(2)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(3)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to be Paid	Equity	Common Stock, par value $0.01 per share	Rule 457(c)	46,170(4)	$83.61	$3,860,273.70	0.00014760	$569.78(4)

Fees Previously Paid	Equity	Common Stock, par value $0.01 per share	Rule 457(c)	(4)	(4)	(4)	(4)	(4)

	Total Offering Amounts					(4)		(4)

	Total Fees Previously Paid							(4)

	Total Fee Offsets							—

	Net Fee Due							$569.78(4)

(1)	Represents the number of shares of the common stock of Beacon Roofing Supply, Inc. registered for resale by the selling stockholder named in the Registration Statement.

(2)

Pursuant to Rule 416(a) under the Securities Act, this Registration Statement shall include such indeterminate number of shares of common stock as may be issuable by the registrant with respect to the shares being registered as a result of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the registrant’s outstanding shares of common stock.

(3)

Estimated in accordance with Rule 457(c) of the Securities Act solely for purposes of calculating the registration fee. The fee is computed based upon $83.61, which represents the average of the high and low prices per share of the registrant’s common stock on January 16, 2024 (such date being within five business days prior to the date that this registration statement was filed with the U.S. Securities and Exchange Commission), as reported on the NASDAQ Global Select Market.

(4)

Of the 15,218,134 shares of common stock covered by the base prospectus included in this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3ASR (this “Post-Effective Amendment No. 1”), 15,171,964 shares of common stock were previously registered pursuant to the Registration Statement on Form S-3ASR filed with the U.S. Securities and Exchange Commission (the “SEC”) on August 7, 2023 (the “Original Registration Statement”), an additional 46,170 shares are being registered by this Post-Effective Amendment No. 1. A filing fee of $142,182.66 was paid in connection with the registration of the 15,171,964 shares of common stock previously registered pursuant to the Original Registration Statement (computed based upon a proposed maximum offering price per share of $85.04, which represented the average of the high and low prices per share of the registrant’s common stock on August 3, 2023 (such date being within five business days prior to the date that the Original Registration Statement was filed with the SEC), as reported on the NASDAQ Global Select Market, and a fee rate of 0.00011020).